EXHIBIT 21

List of Subsidiaries

Name	Jurisdiction of Incorporation

Analogic Limited	Massachusetts
ANALOGIC FOREIGN SALES CORPORATION	U.S. Virgin Islands
Analogic Holding Luxembourg S.a.r.l.	Luxembourg
ANALOGIC SECURITIES CORPORATION	Massachusetts
ANADVENTURE II CORPORATION	Massachusetts
ANA/DVENTURE 3 CORPORATION	Massachusetts
ANADVENTURE DELAWARE, INC.	Delaware
AnaSky Limited (formerly known as SKY COMPUTERS, INC.)	Massachusetts
ANATEL COMMUNICATIONS CORPORATION	Massachusetts
ANEXA Corporation	Massachusetts
Anexa Financial Services, Inc.	Massachusetts
ANRAD CORPORATION	Province of Nova Scotia, Canada
B-K Medical Holding ApS	Denmark
B-K Medical ApS	Denmark
B-K Medical AB	Sweden
B-K Medical (Asia) Pte. Ltd.	Singapore
B-K Medical Benelux NV/SA	Belgium
B-K Medical Medizinische Systeme GmbH	Germany
B-K Medicale S.r.L	Italy
B-K Medical Systems, Inc.	Massachusetts
B-K Medical (China) Limited	Hong Kong
Copley Controls Corporation	Massachusetts
Copley Motion Systems, LLC	Delaware
FTNI Inc.	Province of Quebec, Canada
International Security Systems Corporation	Massachusetts
SKY Computers (Europe) Ltd.	England
Sound Technology, Inc.	Pennsylvania